UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 13, 2010
CHROMCRAFT REVINGTON, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-13970	35-1848094

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1330 Win Hentschel Boulevard, Suite 250, West Lafayette, Indiana	47906

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (765) 807-2640
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On May 18, 2010, Chromcraft Revington, Inc. (the “Company”) issued a press release announcing financial results for the quarter ended April 3, 2010. The press release is furnished with this report as Exhibit 99.1.
Item 5.07 Submission of Matters to a Vote of Security Holders.
The Company held its annual meeting of stockholders on May 13, 2010. The final voting results relating to the matters voted on at the 2010 annual meeting of stockholders are set forth below.
1. The five persons nominated to serve as directors of the Company received the following number of votes and were elected as directors to serve a term expiring at the 2011 annual meeting of stockholders and until their successors are duly elected and qualified:

			BROKER
NAME	FOR	WITHELD	NON-VOTES
Ronald H. Butler	3,253,956	528,932	1,740,010
David L. Kolb	3,018,213	764,675	1,740,010
Larry P. Kunz	3,511,856	271,032	1,740,010
Theodore L. Mullett	3,524,156	258,732	1,740,010
John D. Swift	3,524,256	258,632	1,740,010
2. The ratification of the appointment of McGladrey & Pullen, LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2010 was approved by the following stockholder vote:

			BROKER
FOR	AGAINST	ABSTAIN	NON-VOTES
5,450,472	62,709	9,717	-0-
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
99.1	Press Release of Chromcraft Revington, Inc. dated May 18, 2010

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: May 19, 2010

CHROMCRAFT REVINGTON, INC.
By:	/s/ Myron D. Hamas
Myron D. Hamas
Vice President-Finance

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Chromcraft Revington, Inc. dated May 18, 2010